Exhibit 99.1 - Joint Filers' Signatures
Designated Filer:  Forest Laboratories Holdings Limited
Issuer & Ticker Symbol:  Trevena, Inc. (TRVN)
Date of Event Requiring Statement:  February 5, 2014

FOREST LABORATORIES, INC.
By: /s/ Francis I. Perier, Jr.
Name: Francis I. Perier, Jr.
Title: Executive Vice President - Chief Financial Officer
Date: February 7, 2014

FL HOLDING C.V.
By: /s/ Ralph Kleinman
Name: Ralph Kleinman
Title: Manager
Date: February 7, 2014

FLI INTERNATIONAL LLC
By: /s/ Francis I. Perier, Jr.
Name: Francis I. Perier, Jr.
Title: Vice President
Date: February 7, 2014